General Electric Capital Business                                   EXHIBIT 10.1
Asset Funding Corporation
Loan No. 001-0009840-001


                             BALLOON PROMISSORY NOTE
     (7400 Excelsior Boulevard, St. Louis Park, Hennepin County, Minnesota)


$3,470,000.00                                                 September 19, 2002


         FOR VALUE RECEIVED, APPLIANCE RECYCLING CENTERS OF AMERICA,
INC., a Minnesota corporation ("Borrower"), promises to pay to the order of GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION ("Payee"; Payee and any subsequent holder of this Note being referred to herein as "Holder") at Payee's office at 10900 NE 4th Street, Suite 500, Bellevue, Washington 98004, attention: Real Estate Department, or at such other address as Holder may from time to time designate in writing, the principal sum of Three Million Four Hundred Seventy Thousand and no hundredths Dollars ($3,470,000.00) together with interest from the date the proceeds of the loan (the "Loan") evidenced by this Promissory Note (this "Note") are initially disbursed (including, without limitation, disbursement into an escrow for the benefit of Borrower) until maturity on the principal balance from time to time remaining unpaid hereon at a floating or variable rate as set forth below.

         From and after the date hereof until maturity or the occurrence of an Event of Default (as hereinafter defined), interest shall accrue each month on the principal balance outstanding hereunder from time to time at a floating or variable rate (the "Variable Rate") equal to two hundred seventy (270) basis points in excess of the average weekly yield of thirty (30)-day London Interbank Offered Rate for one month dollar deposits as published by the British Bankers Association from time to time and determined by Holder (the "Index"); provided, however, that if the Index is no longer published by the British Bankers Association, or if the method for compiling the Index is, as determined in Holder's sole discretion, materially altered, then Holder shall select such replacement index as Holder in its sole discretion determines most closely approximates the Index. As of the date hereof, the Variable Rate is 4.5191 % per annum (the "Initial Rate"). Interest shall be computed on the basis of a 360-day year composed of twelve (12) months of thirty (30) days.

         A single payment of interest only, representing interest through September 30, 2002 at the Initial Rate shall be due on the date that funds are advanced hereunder. Thereafter, principal and interest shall be payable, in arrears, in monthly installments as follows (i) one hundred nineteen (119) monthly installments, beginning on November 1, 2002, and continuing on the first day of each calendar month thereafter through and including September 1, 2012, and (ii) on October 1, 2012 ("Maturity"), all then unpaid principal together with all accrued but unpaid interest, shall be due and payable. A substantial payment will be due at Maturity, as the monthly payment of principal and interest set forth herein represents an amount which would amortize the principal face amount of this Note in full at the interest rate set forth herein over a period of 240 months. Commencing with the installment due on November 1, 2002 and continuing for the next eleven (11) monthly installments, the monthly installments of this Note shall be based upon the Initial Rate, which installments are calculated to fully amortize the amount of the Loan based upon a 20-year amortization schedule with payments commencing on November 1, 2002 (the "Amortization Term") by reference to the amount of equal monthly installments necessary to pay this Note in its entirety. On and as of each October 1 commencing October 1, 2003 (each a "Recalculation Date" and collectively the "Recalculation Dates"), the then outstanding principal balance of this Note resulting from such payments (with each payment being applied first to accrued interest calculated at the Variable Rate in effect from time to time and then to principal) (the "Actual Balance") will be compared with the principal balance that would exist had the payments over the immediately preceding period (i.e., from October 1, 2002 or the immediately preceding Recalculation Date, as the case may be, to such current Recalculation Date) been applied using the Assumed Amortization Rate (defined below) or, for the 12-month period ending October 1, 2003, the Initial Rate (the "Assumed Amortization Balance"). If the Actual Balance exceeds the Assumed Amortization Balance, Borrower shall immediately pay the amount of such difference to Holder, including accrued and unpaid interest. If the Actual Balance is less than the Assumed Amortization Balance, such overpayment shall be applied by Holder to reduce the Actual Balance. On each Recalculation Date, the payments relating to this Note shall be re-amortized through the next twelve payments in equal monthly installments in amounts which would be sufficient to discharge the then remaining principal and interest thereon over the then remaining portion of the Amortization Term, as calculated at the Variable Rate in effect immediately preceding such Recalculation Date (the "Assumed Amortization Rate").

         Notwithstanding anything to the contrary contained herein and upon Borrower's prior written notice to Holder at the above listed address, Borrower shall have the one-time option to fix, effective on the date that such written notice is received by Holder if received by 2:00 p.m. Eastern Standard Time or on the next succeeding business day if received by Holder after 2:00 Eastern Standard Time (the "Fixed Rate Commencement"), the interest rate (the "Fixed Rate Option") for the remaining term at the then current daily average yield of ten (10)- Year U.S. Dollar Interest Rate Swaps (as published in Federal Reserve Statistical Release H.15 [519]) plus 2.50% (the "Fixed Rate"). Borrower acknowledges that the Interest Rate Swap in effect for the Fixed Rate Commencement will generally be published by the Federal Reserve Statistical Release H. 15 [519] two (2) business days after such date. Commencing on the Fixed Rate Commencement, interest will accrue at the Fixed Rate and the monthly payments of principal and interest relating to this Note shall be re-amortized in equal monthly installments commencing on the first day of the first month succeeding the Fixed Rate Commencement (the "Fixed Rate Monthly Payment") in amounts which would be sufficient to discharge the then remaining principal and interest thereon over the then remaining portion of the Amortization Term, as calculated at the Fixed Rate. On the first day of the month immediately following the Fixed Rate Commencement and continuing on the first day of each month throughout the remainder of the term of the Loan, the Fixed Rate Monthly Payment will be due and on September 1, 2012, all then unpaid principal together with all accrued but unpaid interest, shall be due and payable. If Borrower elects to exercise its Fixed Rate Option, the payments relating to this Note shall no longer be re-amortized on each Recalculation Date; provided, however, that the Fixed Rate Commencement shall be deemed to be a Recalculation Date for purposed of making any payment or adjustment of the principal balance hereunder in accordance with the fifth or sixth sentences, respectively, of the immediately preceding paragraph.


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


         If any payment shall not be received by Holder within ten (10) days after its due date, Borrower shall pay an additional charge equal to five percent (5.00%) of the delinquent payment or the highest additional charge permitted by law, whichever is less.

         In the event Borrower elects to fix the Variable Rate, upon not less than fifteen (15) days' advance written notice to Holder and upon payment of a prepayment premium as set forth below (the "Prepayment Premium"), Borrower shall have the right to prepay all, but not less than all, of the outstanding balance of this Note on any regularly scheduled principal and interest payment date. The "Prepayment Premium" shall be equal to the sum of the Base Premium (defined below) and the Variable Premium (defined below).

         The "Base Premium" shall be determined by multiplying the following described applicable base premium factor (the "Base Premium Factor") by the principal balance to be prepaid. The "Variable Premium" shall be determined by
(i) calculating the decrease (expressed in basis points) in the current weekly average yield of ten (10)-year U.S. Treasury Constant Maturities (as published in Federal Reserve Statistical Release H.15 [519]) from the current average in effect immediately preceding the date on which the Variable Rate is fixed to Friday immediately preceding the week in which the prepayment is made, (ii) dividing the decrease by 100, (iii) multiplying the result by the following described applicable variable premium factor (the "Variable Premium Factor"), and (iv) multiplying the product by the principal balance to be prepaid. If the Index is unchanged or has increased from the current average in effect immediately preceding the date on which the Variable Rate is fixed to the Friday immediately preceding the prepayment date, the Variable Premium Factor shall be equal to Zero Dollars ($0.00). The Base Premium Factor and the Variable Premium Factor shall be the amounts shown on the following chart for the month in which prepayment occurs:

 No. Mos.        Years             Base              Variable
Remaining      Remaining      Premium Factor      Premium Factor
---------      ---------      --------------      --------------
120 - 109         10                .05                .070
108 - 97           9                .04                .065
 96 - 85           8                .03                .060
 84 - 73           7                .02                .054
 72 - 61           6                .01                .048
 60 - 49           5                  0                .042
 48 - 37           4                  0                .036
 36 - 25           3                  0                .029
 24 - 13           2                  0                .022
 12 - 1            1                  0                .013

If the Federal Reserve Board ceases to publish Statistical Release H.15 [519], then the decrease in the weekly average yield of ten (10)-year U.S. Treasury Constant Maturities will be determined from another source designated by Holder.

         If Holder at any time accelerates this Note after an Event of Default (defined below), then Borrower shall be obligated to pay the Prepayment Premium in accordance with the foregoing


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


schedule. The Prepayment Premium shall not be payable in the case of an assumption of the Loan (if permitted by Holder pursuant to the terms of the Security Instrument (as hereinafter defined)), nor with respect to condemnation awards or insurance proceeds from fife or other casualty which Holder applies to prepayment, nor with respect to Borrower's prepayment of the Note in full during the last three (3) months of the term of this Note unless an Event of Default has occurred and is continuing. Borrower expressly acknowledges that such Prepayment Premium is not a penalty but is intended solely to compensate Holder for the loss of its bargain and the reimbursement of internal expenses and administrative fees and expenses incurred by Holder.

         Holder shall have full recourse against Borrower for all sums due under this Note and for all the representations, warranties, indemnities and covenants in the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing ("Security Instrument") covering The property (the "Property") securing this Note and all other documents executed or delivered in connection herewith (the "Loan Documents").

         Each of the following shall constitute an Event of Default ("Event of Default") hereunder and under the Security Instrument:

                  (a) Failure of Holder to receive any payment of principal, interest, or Prepayment Premium upon this Note when due, and such failure shall continue for ten (10) days after written notice is given by Holder to Borrower of the same; or

                  (b) Failure of Borrower to observe or perform any other obligation under any Loan Document (other than this Note) when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in such Loan Document, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions.

         Upon the occurrence of any Event of Default, Holder shall have the option to declare the entire amount of principal and interest due under this
Note immediately due and payable without notice or demand, and Holder may exercise any of its rights under this Note and any document executed or delivered herewith. After acceleration or maturity, Borrower shall pay interest on the outstanding principal balance of this Note at the rate of five percent (5.00%) per annum above Chase Manhattan Bank's prime interest rate in effect from time to time, or fifteen percent (15.00%) per annum, whichever is higher, provided that such interest rate shall not exceed the maximum interest rate permitted by law (the "Default Rate").

         All payments of the principal and interest on this Note shall be made in coin or currency of the United States of America which at the time shall be the legal tender for the payment of public and private debts.

         If this Note is placed in the hands of an attorney for collection, Borrower shall pay reasonable attorneys' fees and costs incurred by Holder in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, reasonable attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

         This Note shall be governed and construed in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed therein (excluding choice-of-law principles). Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Minnesota in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

         This Note is given in a commercial transaction for business purposes.

         This Note may be declared due prior to its expressed maturity date, all in the events, on the terms, and in the manner provided for in the Security Instrument.

         Borrower and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices except those for which the Loan Documents expressly provide, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Holder shall not be required to first institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Holder with any person now or hereafter liable for the payment of this Note, even if Borrower is not a party to such agreement.

         Borrower authorizes Holder or its agent to insert in the spaces provided herein the appropriate interest rate and the payment amounts as of the date of the initial advance hereunder.

         All agreements between Borrower and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Holder exceed the maximum amount permissible under the applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum amount permissible under applicable law, the interest payable to Holder shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to


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


the outstanding principal balance hereof, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. Holder expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. This paragraph shall control all agreements between Borrower and Holder.

         WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS THAT EACH PARTY TO THIS NOTE MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF MINNESOTA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.

         BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                             EXECUTION PAGE FOLLOWS]





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


         IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.


                         TIME IS OF THE ESSENCE HEREOF.


         IN WITNESS WHEREOF, Borrower has executed or caused this Note to be executed by its duly authorized representative as of the year and day first written above.


                                          BORROWER:


                                          APPLIANCE RECYCLING CENTERS OF
                                          AMERICA, INC., a Minnesota corporation

                                          By:  /s/ Edward R. Cameron
                                               ---------------------------------
                                          Print:  /s/ Edward R. Cameron
                                                  ------------------------------
                                          Its:  President
                                                --------------------------------


                       [EXECUTION PAGE OF PROMISSORY NOTE]

General Electric Capital Business
Asset Funding Corporation Loan
No.: 001-0009840-001

                          MORTGAGE, SECURITY AGREEMENT,
                         ASSIGNMENT OF LEASES AND RENTS
                               AND FIXTURE FILING

     (7400 Excelsior Boulevard, St. Louis Park, Hennepin County, Minnesota)

         THIS MORTGAGE (herein "Instrument"), made as of September .fl, 2002, by the Mortgagor, APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation, whose address is 7400 Excelsior Boulevard, St. Louis Park, Minnesota 55426 (herein "Borrower"), in favor of the GE Capital, GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION, a Delaware corporation, whose address is Real Estate Department, 10900 NE 4th Street, Suite 500, Bellevue, Washington 98004 (herein "GE Capital"),

                                   WITNESSETH:

         THAT, WHEREAS, Borrower is justly indebted to GE Capital in the principal sum of $3,470,000.00, pursuant to a certain Balloon Promissory Note of even date herewith, having a maturity more particularly described below,

         NOW, THEREFORE, in consideration of the indebtedness herein recited, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower irrevocably gives, grants, sells, conveys, warrants, assigns, sets over, and mortgages unto GE Capital all of Borrower's right, title and interest, now owned or hereafter acquired, including any reversion or remainder interest, in the real property located in the City of St. Louis Park, County of Hennepin, State of Minnesota, commonly known as 7400 Excelsior Boulevard and more particularly described on Exhibit A attached hereto and incorporated herein including all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property (collectively "Premises");

         TOGETHER with all of Borrower's estate, right, title and interest, now owned or hereafter acquired, in, under and to:

                  (a) all buildings, structures, improvements, parking areas, landscaping, equipment, fixtures and articles of property now or hereafter erected on, attached to, or used or adapted for use in the operation of the Premises; including but without being limited to, all heating, air conditioning and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this clause (a) shall be deemed part of the realty covered by this Instrument and not severable wholly or in part without material injury to the freehold of the Premises (all of the foregoing together with replacements and additions thereto are referred to herein as "Improvements"); and

                  (b) all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a (i) taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or (ii) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever;

                  (c) return premiums or other payments upon any insurance any time provided with respect to the Premises, Improvements, and other collateral described herein for the benefit of or naming GE Capital, and refunds or rebates of taxes or assessments on the Premises;

                  (d) all written and oral leases and rental agreements (including extensions, renewals and subleases; all of the foregoing shall be referred to collectively herein as the "Leases") now or hereafter affecting the Premises including, without limitation, all rents, issues, income, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment ("Rents"), all guaranties of tenants' performance under the Leases, and all rights and claims of any kind that Borrower may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding;

                  (e) plans, specifications, contracts and agreements relating to the design or construction of the Improvements; Borrower's rights under any payment, performance, or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies, and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements, and purchase orders with contractors, subcontractors, suppliers, and materialmen incidental to the design or construction of the Improvements;

                  (f) all contracts, accounts, rights, claims or causes of action pertaining to or affecting the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with operation or development of the Premises or Improvements, management contracts, service or supply contracts, deposits, bank accounts, general intangibles (including without limitation trademarks, trade names and symbols), permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Borrower with proceeds to satisfy the loan evidenced hereby or improve the Premises or improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees;

                  (g) all books, records, surveys, reports and other documents related to the Premises, the improvements, the Leases, or other items of collateral described herein; and

                  (h) all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein.

         All of the foregoing described collateral is exclusive of any equipment, inventory, furniture, furnishings or trade fixtures owned and supplied by tenants of the Premises. The Premises, the improvements, the Leases and all of the rest of the foregoing property are herein referred to as the "Property."

         TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof to the use, benefit and behoof of GE Capital and its successors and assigns in fee simple forever.

         TO SECURE TO GE Capital (a) the repayment of the indebtedness evidenced by Borrower's Balloon Promissory Note dated of even date herewith in the principal sum of Three Million Four Hundred Seventy Thousand and no/100 Dollars ($3,470,000.00), with interest thereon at a floating or variable rate as set forth therein, and having a final scheduled maturity date of October 1,2012, and all renewals, extensions and modifications thereof (herein "Note") (Notwithstanding anything to the contrary herein, the maximum principal indebtedness secured by this Instrument for the purpose of calculating mortgage tax is $3,470,000.00); (b) the repayment of any future advances, with interest thereon, made by GE Capital to Borrower pursuant to Section 28 hereof (herein "Future Advances"); ( c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Instrument or to fulfill any of Borrower's obligations hereunder or under the other Loan Documents (as defined below); (d) the performance of the covenants and agreements of Borrower contained herein or in the other Loan Documents; and (e) the repayment of all sums now or hereafter owing to GE Capital by Borrower pursuant to any instrument which recites that it is secured hereby. The indebtedness and obligations described in clauses (a)-(e) above are collectively referred to herein as the "Indebtedness." The Note, this Instrument, and all other documents evidencing, securing or guaranteeing the Indebtedness (except the Environmental Indemnity Agreement), as the same may be modified or amended from time to time, are referred to herein as the "Loan Documents." The terms of the Note secured hereby may provide that the interest rate or payment terms or balance due may be indexed, adjusted, renewed, or renegotiated from time to time, and this Instrument shall continue to secure the Note notwithstanding any such indexing, adjustment, renewal or renegotiation.

         PROVIDED, ALWAYS, that if Borrower shall pay unto GE Capital the Indebtedness and if Borrower shall duly, promptly and fully perform, discharge, execute, effect, complete and comply with and abide by each and every of the stipulations, agreements, conditions and covenants of the Note and this Instrument, then this Instrument and all assignments contained herein and liens created hereby shall cease and be null and void; otherwise to remain in full force and effect.

         Borrower represents and warrants that Borrower has good, marketable and insurable title to, and has the right to mortgage an indefeasible fee simple estate in, the Premises, Improvements, Rents, and Leases, and the right to convey the other Property, that the Property is unencumbered except as disclosed in writing to and approved by GE Capital prior to the date hereof, and that Borrower will warrant and forever defend the title to the Property against all claims and demands, subject only to the permitted exceptions set forth in
Schedule 1 attached hereto.

         Borrower represents, warrants, covenants and agrees for the benefit of GE Capital as follows:

         SECTION 1. PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall promptly pay when due the principal of and interest on the Indebtedness, any prepayment and other charges provided in the Loan Documents and all other sums secured by this Instrument.

         SECTION 2. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. Except as is hereinafter provided with respect to the impounding of such payments by GE Capital following the occurrence of an Event of Default, Borrower shall payor cause to be paid when due, prior to delinquency, all annual real estate taxes, insurance premiums, assessments, water and sewer rates, ground rents and other charges (herein "Impositions") payable with respect to the Property. Upon the occurrence of an Event of Default (hereinafter defined), and at GE Capital's sole option at any time thereafter, Borrower shall pay in addition to each monthly payment on the Note, one-twelfth of the annual Impositions (as estimated by GE Capital in its sole discretion), to be held by GE Capital without interest to Borrower, for the payment of such Impositions (such payments being referred to herein as "Impounds").

         Annually during the term of this Instrument, GE Capital shall compare the Impounds collected to the Impositions paid or to be paid. If the amount of such Impounds held by GE Capital at such time shall exceed the amount deemed necessary by GE Capital to provide for the payment of Impositions as they fall due, if no Event of Default shall have occurred and be continuing, such excess shall be at Borrower's option, either repaid to Borrower or credited to Borrower on the next monthly installment or installments of Impounds due. If at any time the amount of the Impounds held by GE Capital shall be less than the amount deemed necessary by GE Capital to pay Impositions as they fall due, Borrower shall pay to GE Capital any amount necessary to make up the deficiency within thirty (30) days after notice from GE Capital to Borrower requesting payment thereof. Upon the occurrence of an Event of Default hereunder, GE Capital may apply, in any amount and in any order as GE Capital shall determine in GE Capital's sole discretion, any Impounds held by GE Capital at the time of application (i) to pay Impositions which are now or will hereafter become due, or (ii) as a credit against sums secured by this Instrument. Upon payment in full of all sums secured by this Instrument, GE Capital shall refund to Borrower any Impounds then held by GE Capital.

         SECTION 3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, each complete installment payment received by GE Capital from Borrower under the Note or this Instrument shall be applied by GE Capital first in payment of amounts payable to GE Capital by Borrower under Section 2 hereof, then to interest payable on the Note, then to principal of the Note, and then to interest and principal on any Future Advances in such order as GE Capital, at GE Capital's sole discretion, shall determine. Upon the occurrence of an Event of Default, GE Capital may apply, in any amount and in any order as GE Capital shall determine in GE Capital's sole discretion, any payments received by GE Capital under the Note or this Instrument. Any partial payment received by GE Capital shall, at GE Capital's option, be held in a non-interest bearing account until GE Capital receives funds sufficient to equal a complete installment payment.

         If requested by GE Capital, Borrower shall promptly furnish to GE Capital all notices of Impositions which become due, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to GE Capital receipts evidencing such payments.

         SECTION 4. CHARGES, LIENS. Borrower shall promptly discharge or bond off any lien which has, or may have, priority over or equality with, the lien of this Instrument, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. Without GE Capital's prior written permission, Borrower shall not allow any lien inferior to this Instrument to be perfected against the Property. If any lien inferior to this Instrument is filed against the Property without GE Capital's prior written permission and without the consent of Borrower, Borrower shall, within thirty
(30) days after receiving notice of the filing of such lien, cause such lien to be released of record or bonded off and deliver evidence of such release or bonding to GE Capital. Borrower may contest any such lien by appropriate proceedings in good faith, timely filed, provided that enforcement of the lien is stayed pending such contest. Mortgage may require that Borrower post security for payment of such lien.

         SECTION 5. INSURANCE. Borrower shall obtain and maintain the following types of insurance upon and relating to the Property:

                  (a) "All Risk" property and fire insurance (with extended coverage endorsement including malicious mischief and vandalism) in an amount not less than the full replacement value of the Property (with a deductible not to exceed $10,000), naming GE Capital under a lender's loss payable endorsement (form 438BFU or equivalent) naming GE Capital as mortgagee and loss payee and including agreed amount, inflation guard, replacement cost and waiver of subrogation endorsements;

                  (b) Commercial general liability insurance in an amount not less than $2,000,000 per occurrence and on an occurrence basis, insuring against personal injury, death and property damage and naming GE Capital as additional insured;

                  (c) Business interruption insurance or rent-loss insurance, as applicable, covering loss of rental or other income (including all expenses payable by tenants) for up to twelve (12) months;

                  (d) Boiler and machinery coverage for mechanical and electrical failure;

                  (e) Flood hazard insurance if the Property is located in an area designated by the Federal Emergency Management Act if and to the extent that the Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Department of Housing and Urban Development or such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to any national or state program of flood insurance, Borrower shall carry flood insurance with respect to the Property in amounts not less than the maximum limit of coverage then available with respect to the Property or the amount of the Indebtedness, whichever is less; and

                  (f) Such other types of insurance or endorsements to existing insurance as may be required from time to time by GE Capital in accordance with its standard commercial lending practices.

         Upon the request of GE Capital, Borrower shall increase the coverages under any of the insurance policies required to be maintained hereunder or otherwise modify such policies in accordance with GE Capital's standard commercial lending practices. All of the insurance policies required hereunder shall be issued by corporate insurers licensed to do business in the state in which the Property is located and rated A:X or better by A.M. Best Company, and shall be in form acceptable to GE Capital. Certificates of all insurance required to be maintained hereunder shall be delivered to GE Capital, along with evidence of payment in full of all premiums required thereunder, contemporaneously with Borrower's execution of this Instrument. All such certificates shall be in form acceptable to GE Capital and shall require the insurance company to give to GE Capital at least thirty (30) days' prior written notice before canceling the policy for any reason or materially amending it. Certificates evidencing all renewal and substitute policies of insurance shall be delivered to GE Capital, along with evidence of the payment in full of all premiums required thereunder, at least fifteen (15) days before termination of the policies being renewed or substituted. If any loss shall occur at any time when Borrower shall be in default hereunder, GE Capital shall be entitled to the benefit of all insurance policies held or maintained by Borrower, to the same extent as if same had been made payable to GE Capital, and upon foreclosure hereunder, GE Capital shall become the owner thereof. GE Capital shall have the right, but not the obligation, to make premium payments, at Borrower's expense, to prevent any cancellation, endorsement, alteration or reissuance of any policy of insurance maintained by Borrower, and such payments shall be accepted by the insurer to prevent same.

         If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or destruction of the Property (such event being called a "Loss"), Borrower will give prompt written notice thereof to GE Capital. All insurance proceeds paid or payable in connection with any Loss shall be paid to GE Capital.

If (i) no Event of Default has occurred and is continuing hereunder, (ii) Borrower provides evidence satisfactory to GE Capital of (A) its ability to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Property (which evidence may include reference to rent-loss or business-interruption insurance), and (B) its ability under applicable zoning requirements (including applicable variances and non-conforming use permits) fully and completely to restore, repair, or replace the Property to its value, condition, and character prior to such loss (iii) the available insurance proceeds (together with any deposit posted by Borrower to augment any deficiency in such proceeds) are, in GE Capital's judgment, sufficient fully and completely to restore, repair or replace the Property, and
(iv) Borrower provides evidence satisfactory to GE Capital that none of the tenants of the Property will terminate its Lease as a result of either the Loss or the repairs to or replacement of the Property, Borrower shall have the right to apply all insurance proceeds received in connection with such Loss either (a) to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such Loss, or (b) to the payment of the Indebtedness in such order as GE Capital may elect. If an Event of Default has occurred and is continuing hereunder at the time of such Loss, if GE Capital determines that Borrower will be unable to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Property, if the available insurance proceeds (together with any deposit posted by Borrower in order to augment any deficiency in such proceeds) are insufficient, in GE Capital's judgment, to fully and completely restore, repair or replace the Property or if GE Capital has reason to believe that one or more tenants of the Property will terminate its Lease as a result of either the Loss or the repairs to or replacement of the Property, or if less than six (6) months remain until the maturity of the Note, then all of the insurance proceeds payable with respect to such Loss will be applied to the payment of the Indebtedness, or at the option of GE Capital, such insurance proceeds shall be made available to Borrower and Borrower shall promptly, at Borrower's sole cost and expense and regardless of whether the insurance proceeds shall be sufficient, commence to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition, character immediately prior to such Loss. Borrower shall diligently prosecute any restoration, repairs or replacement of the Property undertaken by or on behalf of Borrower pursuant to this Section 5. All such work shall be conducted pursuant to written contracts approved by GE Capital in writing, which approval shall not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, in the event the insurance proceeds received by GE Capital following any Loss are insufficient in GE Capital's judgment to fully and completely restore, repair or replace the Property, and if Borrower has complied with all of the other conditions described in this Section 5, Borrower may elect to restore, repair or replace the Property if it first deposits with GE Capital such additional sums as GE Capital determines are necessary in order to fully and completely restore, repair or replace the Property. In the event any insurance proceeds remain following the restoration, repair or replacement of the Property, such proceeds shall be disbursed to Borrower, to the extent that no Event of Default shall have occurred and be continuing and to the extent any deposit was required to augment a shortfall in proceeds, and thereafter applied to the Indebtedness in such order as GE Capital may elect.

         In the event that insurance proceeds shall be made available for the repair, replacement, and/or reconstruction of the Property, GE Capital may require that such proceeds be disbursed through an escrow with a title insurance company acceptable to GE Capital, against Borrower's furnishing to GE Capital such construction contracts, plans, building permits, lien waivers, contractor's affidavits, endorsements to GE Capital's policy of title insurance, builder's risk insurance, and other documents, instruments, and information as GE Capital may reasonably require in accordance with standard construction-lending practices.

         Borrower waives any and all right to claim or recover against GE Capital or its officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower's property or the property of others under Borrower's control from any cause insured against or required to be insured against under this Section 5.

         SECTION 6. PRESERVATION AND MAINTENANCE OF PROPERTY; LEASEHOLDS. Borrower (a) shall not commit waste or permit impairment or deterioration of the Property, (b) shall not abandon the Property, (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as GE Capital may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (d) shall keep the Property, including all Improvements thereon, in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) if all or part of the Property is for rent or lease, then GE Capital, at its option after the occurrence of an Event of Default, may require Borrower to provide for professional management of the Property by a property manager satisfactory to GE Capital pursuant to a contract approved by GE Capital in writing, unless such requirement shall be waived by GE Capital in writing, and (g) shall give notice in writing to GE Capital of and, unless otherwise directed in writing by GE Capital, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights or powers of GE Capital hereunder. Neither Borrower nor any tenant or other person, without the written approval of GE Capital, shall remove, demolish or alter any Improvement now existing or hereafter erected on the Premises or any Property, except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

         Borrower represents, warrants and covenants that the Property is and shall be in substantial compliance with the Americans with Disabilities Act of 1990 and all of the regulations promulgated thereunder, as the same may be amended from time to time.

         SECTION 7. USE OF PROPERTY. Unless required by applicable law or unless GE Capital has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not, without GE Capital's prior written consent, (i) initiate or acquiesce in a change in the zoning classification (including any variance under any existing zoning ordinance applicable to the Property), (ii) permit the use of the Property to become a non-conforming use under applicable zoning ordinances, (iii) file any subdivision or parcel map affecting the Property, or (iv) amend, modify or consent to any easement or covenants, conditions and restrictions pertaining to the Property.

         SECTION 8. PROTECTION OF GE CAPITAL'S SECURITY. If Borrower fails to perform any of the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of GE Capital therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then GE Capital at GE Capital's option may make such appearances, disburse such sums and take such action as GE Capital deems necessary, in its sole discretion, to protect GE Capital's interest, including, but not limited to, (i) disbursement of attorneys' fees, (ii) entry upon the Property to make repairs, (iii) procurement of satisfactory insurance as provided in Section 5 hereof, and (iv) if this Instrument is on a leasehold, exercise of any option to renew or extend the Ground Lease on behalf of Borrower and the curing of any default of Borrower in the terms and conditions of the Ground Lease.

         Any amounts disbursed by GE Capital pursuant to this Section 8, with interest thereon, shall become additional Indebtedness of Borrower secured by this Instrument. Unless Borrower and GE Capital agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Default Rate (as defined in the Note). Borrower hereby covenants and agrees that GE Capital shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the Indebtedness. Nothing contained in this Section 8 shall require GE Capital to incur any expense or take any action hereunder.

         SECTION 9. INSPECTION. GE Capital may make or cause to be made reasonable entries upon the Property to inspect the interior and exterior thereof. Except in case of emergency, such inspection shall be with reasonable prior notice and shall in any case be with due regard to rights of tenants.

         SECTION 10. FINANCIAL DATA. Borrower will furnish to GE Capital, and will cause any guarantor of the Indebtedness to furnish to GE Capital on request, within ninety (90) days after the close of its fiscal year (i) annual balance sheet and profit and loss statements prepared in accordance with generally accepted accounting principles and practices consistently applied and, if GE Capital so requires, accompanied by the annual audit report of an independent certified public accountant reasonably acceptable to GE Capital,
(ii) an annual operating statement, together with a complete rent roll and other supporting data reflecting all material information with respect to the operation of the Property and Improvements, and (iii) all other financial information and reports that GE Capital may from time to time reasonably request, including, if GE Capital so requires, income tax returns of Borrower and any guarantor of any portion of the Indebtedness, and financial statements of any tenants designated by GE Capital.

         SECTION 11. CONDEMNATION. If the Property, or any part thereof, shall be condemned for any reason, including without limitation fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking of, or injury to, the Property shall be paid to GE Capital who shall have the right, in its sole and absolute discretion, to apply the amounts so received against (a) the costs and expenses of GE Capital, including attorneys' fees incurred in connection with collection of such amounts, and (b) the balance against the Indebtedness; provided, however, that if (i) no Event of Default shall have occurred and be continuing hereunder, (ii) Borrower provides evidence satisfactory to GE Capital of its ability to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Property, (iii) GE Capital determines, in its sole discretion, that the proceeds of such award are sufficient to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking (or, if the proceeds of such award are insufficient for such purpose, if Borrower provides additional sums to GE Capital's satisfaction so that the aggregate of such sums and the proceeds of such award will be sufficient for such purpose), and (iv) Borrower provides evidence satisfactory to GE Capital that none of the tenants of the Property will terminate its Lease as a result of either the condemnation or taking or the repairs to or replacement of the Property, the proceeds of such award, together with additional sums provided by Borrower, shall be placed in a separate account for the benefit of GE Capital and Borrower to be used to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking. All work to be performed in connection therewith shall be pursuant to a written contract therefor, which contract shall be subject to the prior approval of GE Capital, which approval shall not be unreasonably withheld. To the extent that any funds remain after the Property has been so restored and repaired, the same shall be applied against the Indebtedness in such order as GE Capital may elect. To enforce its rights hereunder, GE Capital shall be entitled to participate in and, if an Event of Default shall have occurred and be continuing, control any condemnation proceedings and to be represented therein by counsel of its own choice, and Borrower will deliver, or cause to be delivered to GE Capital such instruments as may be requested by it from time to time to permit such participation. In the event GE Capital, as a result of any such judgment, decree or award, has reason to believe that the payment or performance of any of the Indebtedness is impaired, GE Capital may declare all of the Indebtedness immediately due and payable.

         SECTION 12. BORROWER AND LIEN NOT RELEASED. From time to time, GE Capital may, at GE Capital's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns or of any junior lienholder or guarantors, without liability on GE Capital's part and notwithstanding the occurrence of an Event of Default, extend the time for payment of the Indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness, accept an extension or modification or renewal note or notes therefor, modify the terms and time of payment of the Indebtedness, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable thereunder. Any actions taken by GE Capital pursuant to the terms of this Section 12 shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the Indebtedness, and shall not affect the lien or priority of the lien hereof on the Property. Borrower shall pay GE Capital a service charge, together with such title insurance premiums and attorneys' fees as may be incurred at GE Capital's option, for any such action if taken at Borrower's request.

         SECTION 13. FORBEARANCE BY GE CAPITAL NOT A WAIVER. Any forbearance by GE Capital in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy. The acceptance by GE Capital of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of GE Capital's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by GE Capital shall not be a waiver of GE Capital's right to accelerate the maturity of the Indebtedness secured by this Instrument, nor shall GE Capital's receipt of any awards, proceeds or damages under Sections 5 and 11 hereof operate to cure or waive Borrower's default in payment of sums secured by this Instrument.

         SECTION 14. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, as enacted in the State of Minnesota, and Borrower hereby grants and conveys to GE Capital a first and prior security interest in all of the Property that constitutes personalty ("Collateral", for purposes of this Section 14), whether now owned or hereafter acquired. Borrower agrees that GE Capital may file this Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Collateral. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. Borrower hereby authorizes Mortgagee to file this Instrument, or a reproduction thereof, as a financing statement for any of the items specified above as part of the Collateral, and any financing statements, extensions, renewals, amendments and other records in connection therewith, in the real estate records and/or other appropriate index or record. Borrower hereby waives any and all rights Borrower may have to file in the real estate records or any other index or record any financing statement, amendment, termination statement or other record pertaining to the Collateral and/or Mortgagee's interest therein. Borrower shall execute and deliver to GE Capital, upon GE Capital's request, any financing statements, extensions, renewals, amendments and other records, and reproductions of this Instrument, in such form as GE Capital may require to perfect a security interest with respect to the foregoing items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements GE Capital may require.

         Borrower expressly warrants and covenants:

                  (a) Except for the security interest granted hereby, Borrower is the owner of the Collateral free from any lien, security interest or encumbrance. Borrower understands that any further encumbrance of the Collateral is prohibited. Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

                  (b) The Collateral is used or bought primarily for use in the business of Borrower and not for consumer purposes.

                  (c) Borrower's business address is as stated above. The Collateral is located at or on or is used or owned for or in connection with the Premises and other Property.

                  (d) Borrower shall promptly notify GE Capital of any change in the location of the Collateral or any change in Borrower's principal place of business.

                  (e) Borrower shall pay when due, prior to delinquency, all taxes and assessments of every nature which may be levied or assessed against the Collateral.

                  (f) Except for liens in favor of GE Capital, without GE Capital's prior written consent, Borrower shall not permit or allow any lien, security interest or encumbrance whatsoever upon the Collateral and shall not permit the Collateral to be attached or replevied. GE Capital's consent to a junior lien by an entity owned by, or under common control with, GE Capital shall not be unreasonably withheld.

                  (g) The Collateral is in good condition and Borrower shall keep the Collateral in good condition (reasonable wear and tear excepted) and from time to time, forthwith, replace and repair all such parts of the Collateral as may be broken, worn out, or damaged without allowing any lien to be created upon the Collateral on account of such replacement or repairs. GE Capital may examine and inspect the Collateral at any time, wherever located, subject to reasonable prior notice.

                  (h) Borrower will not use the Collateral in violation of any applicable statutes, regulations or ordinances.

                  (i) Notwithstanding anything else contained herein to the contrary, if any personal property for use on the Property will be leased to Borrower, GE Capital's interest therein shall be subordinate to lessor's interest therein.

         Until the occurrence of an Event of Default, Borrower may have possession of the Collateral and use it in any lawful manner, and upon the occurrence of an Event of Default GE Capital shall have the immediate right to the possession of the Collateral.

         Upon the occurrence of an Event of Default, GE Capital shall have the remedies of a secured party under the Uniform Commercial Code, and GE Capital may also invoke the remedies provided in Section 26 of this Instrument as to such items. In exercising any of said remedies GE Capital may proceed against the items of real property and any items of Collateral specified above separately or together and in any order whatsoever, without in any way affecting the availability of GE Capital's remedies under the Uniform Commercial Code or of the remedies provided in Section 26 of this Instrument. Within ten (10) days following any request therefor by GE Capital, Borrower shall prepare and deliver to GE Capital a written inventory specifically listing all of the Collateral covered by the security interest herein granted, which inventory shall be certified by Borrower as being true, correct, and complete.

         Addresses and Other Information for Fixture Filing. This Instrument covers goods which are or are to become fixtures. The following information is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code for instruments to be filed as financing statements and with other requirements of applicable law:

    (a) Name of Borrower (Debtor):          APPLIANCE RECYCLING
                                            CENTERS OF AMERICA, INC.
        Address of Borrower:                7400 Excelsior Boulevard
                                            St. Louis Park, Minnesota 55426

    (b) Name of Mortgagee (Secured Party):  GENERAL ELECTRIC CAPITAL
                                            BUSINESS ASSET FUNDING
                                            CORPORATION

        Address of Mortgagee:               10900 NE 4th Street, Suite 500
                                            Bellevue, Washington 98004
                                            Attention: Real Estate Department

    (c) Record Owner of Real Estate
        Described on Exhibit A hereto:      BORROWER

         SECTION 15. LEASES OF THE PROPERTY. Borrower shall comply with and observe Borrower's obligations as landlord under all Leases of the Property or any part thereof. All Leases now or hereafter entered into will be in form and substance subject to the approval of GE Capital. Borrower shall pay all attorneys' fees incurred by GE Capital in reviewing any Lease or proposed Lease. All Leases of the Property shall specifically provide that such Leases are subordinate to this Instrument; that the tenant attorns to GE Capital, such attornment to be effective upon GE Capital's acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as GE Capital may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; and that GE Capital may, at GE Capital's option, accept or reject such attornments (except as to third-party credit tenants unrelated to Borrower, as to which GE Capital shall grant a non-disturbance provision). Borrower shall not, without GE Capital's written consent, request or consent to the subordination of any Lease of all or any part of the Property to any lien subordinate to this Instrument. If Borrower becomes aware that any tenant proposes to do, or is doing, any act or thing which may give rise to any right of set-off against rent, Borrower shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (ii) immediately notify GE Capital thereof in writing and of the amount of said set-offs, and (iii) within ten (10) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such setoff and as shall assure that Rents thereafter due shall continue to be payable without set-off or deduction. Upon GE Capital's receipt of notice of the occurrence of any default or violation by Borrower of any of its obligations under the Leases, GE Capital shall have the immediate right, but not the duty or obligation, without prior written notice to Borrower or to any third party, to enter upon the Property and to take such actions as GE Capital may deem necessary to cure the default or violation by Borrower under the

Leases. The costs incurred by GE Capital in taking any such actions pursuant to this paragraph shall become part of the Indebtedness, shall bear interest at the rate provided in the Note, and shall be payable by Borrower to GE Capital on demand. GE Capital shall have no liability to Borrower or to any third party for any actions taken by GE Capital or not taken pursuant to this paragraph.

         SECTION 16. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

         SECTION 17. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER; SUBORDINATE FINANCING PROHIBITED; ASSUMPTION. GE Capital may, at its option, declare all sums secured by this Instrument to be immediately due and payable, and GE Capital may invoke any remedies permitted by Section 26 of this Instrument, if title to the Property is changed without the prior written consent of GE Capital, which consent shall be at GE Capital's sole discretion. Any transfer of any interest in the Property or in the income therefrom, by sale, lease (except for Leases to tenants in the ordinary course of managing income property which are approved by GE Capital pursuant to Section 15 of this Instrument), contract, mortgage, deed of trust, further encumbrance or otherwise (including any such transfers as security for additional financing of the Property). Leasehold mortgages and collateral assignments of any Lease of the Property given by tenants of the Property are prohibited without the prior written consent of GE Capital, which consent may be withheld in GE Capital's sole discretion. Notwithstanding the foregoing, additional but subordinate deeds of trust may be granted to GE Capital and, subject to the prior written consent of GE Capital, which consent may be withheld in GE Capital's sole discretion, may be granted to entities owned by or under common control with GE Capital.

         GE Capital shall have the right to condition its consent to any proposed sale or transfer described in this Section 17 upon, among other things, GE Capital's approval of the transferee's creditworthiness and management ability and the transferee's execution, prior to the sale or transfer, of a written assumption agreement containing such terms as GE Capital may require, including, if required by GE Capital, the imposition of an assumption fee of one percent (1 %) of the then outstanding balance of the Indebtedness. Consent by GE Capital to one transfer of the Property shall not constitute consent to subsequent transfers or waiver of the provisions of this Section 17. No transfer by Borrower shall relieve Borrower of liability for payment of the Indebtedness, unless GE Capital shall otherwise agree in writing at the time of such transfer. Borrower shall pay any recording tax, recording cost, title insurance premium, attorneys' fees, or other third-party expenses incurred by GE Capital in connection with any transfer, whether or not consent is required.

         The transfer to and assumption by an approved transferee of the Borrower's obligations under the Loan shall not constitute a "prepayment" of the Loan requiring payment of a "Prepayment Premium" (as defined in the Note).

         SECTION 18. NOTICE. Except for any notice required under applicable law to be given in another manner, any and all notices, elections, demands, or requests permitted or required to be made under this Instrument or under the Note shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally, or sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address stated above, or to such other party and at such other address within the United States of America as any party may designate in writing as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (i) the date of actual receipt, (ii) three (3) business days after the date of mailing by registered or certified mail, (iii) one (1) business day after the date of mailing by Express Mail or the delivery (for redelivery) to Federal Express or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal upon presentation for delivery).

         SECTION 19. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, successors and assigns of GE Capital and Borrower, subject to the provisions of Section 17 hereof. If Borrower is comprised of more than one person or entity, whether as individuals, partners, partnerships, limited liability companies, or corporations, each such person or entity shall be jointly and severally liable for Borrower's obligations hereunder. In exercising any rights hereunder or taking any actions provided for herein, GE Capital may act through its employees, agents or independent contractors as authorized by GE Capital. The captions and headings of the sections of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

         SECTION 20. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument.

         SECTION 21. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Property held by GE Capital or by any other party, GE Capital shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. GE Capital shall have the right to determine the order in which any or all portions of the Indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         SECTION 22. HAZARDOUS WASTE. Borrower has furnished to GE Capital a Phase I Environmental Site Assessment dated August 22, 2002, prepared by Secor International Incorporated (the "Report"). Except as disclosed to GE Capital in the Report, Borrower has received no notification of any kind suggesting that the Property or any adjacent property is or may be contaminated with any hazardous waste or materials or is or may be required to be cleaned up in accordance with any applicable law or regulation; and Borrower further represents and warrants that, except as previously disclosed to GE Capital in writing, to the best of its knowledge as of the date hereof, there are no hazardous waste or materials located in, on or under the Property or any adjacent property, or incorporated in any Improvements, nor has the

Property or any adjacent property ever been used as a landfill or a waste disposal site, or a manufacturing, handling, storage, distribution or disposal facility for hazardous waste or materials, except for reasonable quantities of ordinary office supplies, cleaning supplies, insecticides, pesticides, and paint used in the normal operation and maintenance of the Real Property, provided that the same are used, stored, handled, and disposed of in accordance with applicable laws. As used herein, the term "hazardous waste or materials" includes any substance or material defined in or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar term, by any federal, state or local statute, regulation or ordinance now or hereafter in effect. Borrower shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of hazardous waste or materials in, on or under the Property or any adjacent property, or incorporated in any Improvements, at Borrower's expense. Borrower shall notify GE Capital immediately if Borrower becomes aware of (a) the presence of any hazardous waste or materials on the Real Property or any other environmental problem or liability with respect to the Real Property, or
(b) any lien, action or notice relating to Borrower and/or the Real Property resulting from violation of any applicable laws. In such event, at no cost to GE Capital, Borrower will (i) promptly order and deliver to GE Capital, upon the request of GE Capital, an environmental audit or survey from an expert satisfactory to GE Capital with respect to the Real Property and (ii) proceed in a timely manner to take all actions which are necessary or desirable to clean up any hazardous waste or substances affecting the Real Property and to comply with the recommendations of any environmental audit or survey, including removal, containment or any other remedial action required by applicable governmental authorities or by any applicable laws. Following the completion of any such actions, Borrower shall proceed in a timely manner to restore the Real Property to its former state of productive use. In the event that Borrower fails to immediately obtain such audit or inspection, GE Capital or its agents may perform or obtain such audit or inspection at Borrower's sole cost and expense. GE Capital may, but is not obligated to, enter upon the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Property; and whether or not Borrower has actual knowledge of the existence of hazardous waste or materials on the Property or any adjacent property as of the date hereof, Borrower shall reimburse GE Capital as provided in Section 23 below for the full amount of all costs and expenses incurred by GE Capital prior to GE Capital acquiring title to the Property through foreclosure or acceptance of a deed in lieu of foreclosure, in connection with such compliance activities. Neither this provision nor any of the other Loan Documents shall operate to put GE Capital in the position of an owner of the Property prior to any acquisition of the Property by GE Capital. The rights granted to GE Capital herein and in the other Loan Documents are granted solely for the protection of GE Capital's lien and security interest covering the Property, and do not grant to GE Capital the right to control Borrower's actions, decisions or policies regarding hazardous waste or materials.

         SECTION 23. ADVANCES, COSTS AND EXPENSES. Borrower shall pay within ten
(10) days after written demand from GE Capital all sums advanced by GE Capital and all costs and expenses incurred by GE Capital in taking any actions pursuant to the Loan Documents including attorneys' fees and disbursements, accountants' fees, appraisal and inspection fees and the costs for title reports and guaranties, together with interest thereon at the rate applicable under the Note after an Event of Default from the date such costs were advanced or incurred. All such costs and expenses incurred by GE Capital, and advances made, shall constitute advances under this Instrument to protect the Property and shall be secured by and have the same priority as the lien of this Instrument. If Borrower fails to pay any such advances, costs and expenses and interest thereon, GE Capital may apply any undisbursed loan proceeds to pay the same, and, without foreclosing the lien of this Instrument, may at its option commence an independent action against Borrower for the recovery of the costs, expenses and/or advances, with interest, together with costs of suit, costs of title reports and guaranty of title, disbursements of counsel and reasonable attorneys' fees incurred therein or in any appeal therefrom.

         SECTION 24. ASSIGNMENT OF LEASES AND RENTS. Borrower, for good and valuable consideration, the receipt of which is hereby acknowledged, to secure the Indebtedness, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign, convey, set over and deliver unto GE Capital all right, title and interest of Borrower in, to and under the Leases of the Property, whether now in existence or hereafter entered into, and all guaranties, amendments, extensions and renewals of said Leases and any of them, and all Rents which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Property.

         Borrower represents, warrants, covenants and agrees with GE Capital as follows:

                  (a) The sole ownership of the entire lessor's interest in the Leases is vested in Borrower, and Borrower has not, and shall not, perform any acts or execute any other instruments which might prevent GE Capital from fully exercising its rights with respect to the Leases under any of the terms, covenants and conditions of this Instrument.

                  (b) The Leases are and shall be valid and enforceable in accordance with their terms and have not been and shall not be altered, modified, amended, terminated, canceled, renewed or surrendered except as approved in writing by GE Capital, which approval shall not be unreasonably withheld.. The terms and conditions of the Leases have not been and shall not be waived in any manner whatsoever except as approved in writing by GE Capital, which approval shall not be unreasonably withheld.

                  (c) Borrower shall not decrease the term or the amount of rent payable under any Lease without prior written notice to GE Capital and GE Capital's consent.

                  (d) There are no defaults now existing under any of the Leases and, to the best of Borrower's knowledge, there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.

                  (e) Borrower shall give prompt written notice to GE Capital of any notice received by Borrower claiming that a default has occurred under any of the Leases on the part of Borrower, together with a complete copy of any such notice.

                  (f) Each of the Leases shall remain in full force and effect irrespective of any merger of the interest of lessor and any lessee under any of the Leases.

                  (g) Borrower will not permit any Lease to become subordinate to any lien other than the lien of this instrument.

                  (h) Borrower shall not permit or consent to the assignment by any tenant of its rights under its Lease without the prior written consent of GE Capital. Without limitation of the foregoing, Borrower shall not permit or consent to the filing of any encumbrance against the tenant's interest under any Lease including, without limitation, any leasehold mortgage.

         The assignment made hereunder is an absolute, present assignment from Borrower to GE Capital, effective immediately, and is not merely an assignment for security purposes but is irrevocable by Borrower so long as the indebtedness remains outstanding. Notwithstanding the foregoing, until a notice is sent to the Borrower in writing that an Event of Default (as defined below) has occurred under the terms and conditions of the Note or any instrument constituting security for the Note (which notice is hereafter called a "Notice"), Borrower is granted a license to receive, collect and enjoy the Rents accruing from the Property.

         If an Event of Default shall occur, GE Capital may, at its option, after service of a Notice, receive and collect all such Rents as they become due, from the Property. GE Capital shall thereafter continue to receive and collect all such Rents, until GE Capital shall otherwise agree in writing. All sums received by Borrower after service of such Notice shall be deemed received in trust and shall be immediately turned over to GE Capital.

         Borrower hereby irrevocably appoints GE Capital its true and lawful attorney-in-fact with power of substitution and with full power for GE Capital in its own name and capacity or in the name and capacity of Borrower, from and after service of Notice, to demand, collect, receive and give complete acquittances for any and all Rents accruing from the Property, either in its own name or in the name of Borrower or otherwise, which GE Capital may deem necessary or desirable in order to collect and enforce the payment of the Rents and to demand, correct, receive, endorse, and deposit all checks, drafts, money orders or notes given in payment of such Rents. Such appointment is coupled with an interest and is irrevocable. GE Capital shall not be liable for or prejudiced by any loss of any note, checks, drafts, etc., unless such loss shall have been found by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of GE Capital.

         GE Capital shall apply the Rents received from Borrower's lessees, to accrued interest and principal under the Note. If no Event of Default remains uncured, amounts received in excess of the aggregate monthly payment due under the Note shall be remitted to Borrower in a timely manner. Nothing contained herein shall be construed to constitute GE Capital as a mortgagee-in-possession in absence of its physically taking possession of the Property.

         Borrower also hereby irrevocably appoints GE Capital as its true and lawful attorney-in- fact to appear in any state or federal bankruptcy, insolvency, or reorganization proceeding in any state or federal court involving any of the tenants of the Leases. Lessees of the Property are hereby expressly authorized and directed, from and after service of a Notice to pay any and all amounts due Borrower pursuant to the Leases to GE Capital or such nominee as GE Capital may designate in writing delivered to and received by such lessees who are expressly relieved of any and all duty, liability or obligation to Borrower in respect of all payments so made.

         If an Event of Default shall occur, GE Capital is hereby vested with full power from and after service of a Notice to use all measures, legal and equitable, deemed by it necessary or proper to enforce the assignment granted hereunder and to collect the Rents assigned hereunder, including the right of GE Capital or its designee, to enter upon the Property, or any part thereof, and take possession of all or any part of the Property together with all personal property, fixtures, documents, books, records, papers and accounts of Borrower relating thereto, and may exclude the Borrower, its agents and servants, wholly therefrom. Borrower hereby grants full power and authority to GE Capital to exercise all rights, privileges and powers herein granted at any and all times after service of a Notice, with full power to use and apply all of the Rents and other income herein assigned to the payment of the costs of managing and operating the Property and of any indebtedness or liability of Borrower to GE Capital, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the Improvements on the Premises or of making the same rentable, reasonable attorneys' fees incurred in connection with the enforcement of the assignment granted hereunder, and of principal and interest payments due from Borrower to GE Capital on the Note and this Instrument, all in such order as GE Capital may determine. GE Capital shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Borrower in the leases. It is further understood that the assignment granted hereunder shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon GE Capital, nor shall it operate to make GE Capital liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Property by any lessee under any of the Leases or any other person, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger, unless the same shall have been found by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of GE Capital.

         SECTION 25. DEFAULT. The following shall each constitute an event of default ("Event of Default"):

                  (a) The occurrence of an "Event of Default" under the Note.

                  (b) Failure of Borrower within the time required by this Instrument to make any payment for taxes, insurance or for reserves for such payments, or any other payment necessary to prevent filing of or discharge of any lien, and such failure shall continue for a period of ten (10) days after written notice is given to Borrower by GE Capital specifying such failure.

                  (c) Failure by Borrower to observe or perform any obligations of Borrower to GE Capital on or with respect to any transactions, debts, undertakings or agreements other than the transaction evidenced by the Note, following the giving of any notice required thereunder and/or the expiration of any applicable period of grace provided thereby.

                  (d) Failure of Borrower to make any payment or perform any obligation under any superior liens or encumbrances on the Property, within the time required thereunder, or commencement of any suit or other action to foreclose any superior liens or encumbrances.

                  (e) Failure by Borrower to observe or perform any of its obligations under any of the Leases, following the giving of any notice required thereunder and/or the expiration of any applicable period of grace provided thereby.

                  (f) The Property is transferred or any agreement to transfer any part or interest in the Property in any manner whatsoever is made or entered into without the prior written consent of GE Capital, except as specifically allowed under this Instrument, including without limitation creating or allowing any subordinate liens on the Property or leasing any portion of the Property.

                  (g) Filing by Borrower of a voluntary petition in bankruptcy or filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking, consenting to, or acquiescing by Borrower in the appointment of any trustee, receiver, custodian, conservator or liquidator for Borrower, any part of the Property, or any of the Rents of the Property, or the making by Borrower of any general assignment for the benefit of creditors, or the inability of or failure by Borrower to pay its debts generally as they become due, or the insolvency on a balance sheet basis or business failure of Borrower, or the making or suffering of a preference within the meaning of federal bankruptcy law or the making of a fraudulent transfer under applicable federal or state law, or concealment by Borrower of any of its property in fraud of creditors, or the imposition of a lien upon any of the property of Borrower which is not discharged in the manner pennitted by Section 4 of this Instrument, or the giving of notice by Borrower to any governmental body of insolvency or suspension of operations.

                  (h) Filing of a petition against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of Borrower, of any part of the Property or of any of the Rents of the Property, unless such petition shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition.

                  (i) The institution of any proceeding for the dissolution or termination of Borrower voluntarily, involuntarily, or by operation of law, unless such proceeding shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree for relief, or the death or incompetence of Borrower.

                  (j) A material adverse change occurs in the assets, liabilities or net worth of Borrower from the assets, liabilities or net worth of Borrower or any of the guarantors of the indebtedness evidenced by the Note previously disclosed to GE Capital.

                  (k) Any warranty, representation or statement furnished to GE Capital by or on behalf of Borrower under the Note, this Instrument, any of the other Loan Documents or the Environmental Indemnity Agreement regarding Hazardous Substances, shall prove to have been false or misleading in any material respect when made.

                  (1) Failure of Borrower to observe or perform any other covenant or condition contained herein and such default shall continue for thirty (30) days after notice is given to Borrower specifying the nature of the failure, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions; provided, however, that no notice of default and no opportunity to cure shall be required with respect to defaults under Section 17 hereof or if during the prior twelve (12) months GE Capital has already sent a notice to Borrower concerning default in performance of the same obligation.

                  (m) Failure of Borrower to observe or perform any other obligation under any other Loan Document or the Environmental Indemnity Agreement regarding Hazardous Substances when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in such Loan Document, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions. No notice of default and no opportunity to cure shall be required if during the prior twelve (12) months GE Capital has already sent a notice to Borrower concerning default in performance of the same obligation.

                  (n) Borrower's abandonment of the Property.

                  (o) Any of the events specified in (g) - (j) above shall occur with respect to any tenant of the Property, with respect to any guarantor of any of Borrower's obligations in connection with the Indebtedness or with respect to any guarantor of any tenant's obligations relating to the Property, or such guarantor dies or becomes incompetent.

         SECTION 26. RIGHTS AND REMEDIES ON DEFAULT.

         SECTION 26.1. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, GE Capital may exercise anyone or more of the following rights and remedies:

                  (a) GE Capital may declare all sums secured by this Instrument immediately due and payable, including any prepayment premium which Borrower would be required to pay.

                  (b) GE Capital shall have the right to foreclose this Instrument in accordance with applicable law.

                  (c) In the event of any foreclosure, to the extent permitted by applicable law, GE Capital will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this Instrument exceeds the net sale proceeds payable to GE Capital.

                  (d) With respect to all or any part of the Property that constitutes personalty, GE Capital shall have all rights and remedies of secured party under the Uniform Commercial Code.

                  (e) GE Capital shall have the right to have a receiver appointed to take possession of any or all of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, to collect all the Rents from the Property and apply the proceeds, over and above cost of the receivership, against the sums due under this Instrument, and to exercise all of the rights with respect to the Property described in
         Section 24 above. The receiver may serve without bond if permitted by law. To the extent permitted by law, GE Capital's right to the appointment of a receiver shall exist whether or not apparent value of the Property exceeds the sums due under this Instrument by a substantial amount. Employment by GE Capital shall not disqualify a person from serving as a receiver.

                  (f) In the event Borrower remains in possession of the Property after the Property is sold as provided above or GE Capital otherwise becomes entitled to possession of the Property upon default of Borrower, Borrower shall become a tenant at will of GE Capital or the purchaser of the Property and shall pay a reasonable rental for use of the Property while in Borrower's possession.

                  (g) GE Capital shall have any other right or remedy provided in this Instrument, the Note, or any other Loan Document or instrument delivered by Borrower in connection therewith, or available at law, in equity or otherwise.

                  (h) GE Capital shall have all the rights and remedies set forth in Sections 23 and 24.

                  (i) Borrower does hereby grant and confer upon GE Capital the fullest rights and remedies available for foreclosure of this Instrument by action or by advertisement pursuant to Minn. Stat. Chapters 580, 581 and 582, as said statutes may be amended from time to time, and pursuant to other applicable Minnesota laws and statutes, as amended, governing and authorizing mortgage foreclosures by action and by advertisement; and the power of sale granted GE Capital in this Instrument shall include, without limitation, the power of sale required to permit, at GE Capital's option, lawful foreclosure of this Instrument by advertisement in accordance with the statutes then made and provided.

         SECTION 26.2. SALE OF THE PROPERTY. In exercising its rights and remedies, GE Capital may, at GE Capital's sole discretion, cause all or any part of the Property to be sold as a whole or in parcels, and certain portions of the Property may be sold without selling other portions. GE Capital may bid at any public sale on all or any portion of the Property.

         SECTION 26.3. NOTICE OF SALE. GE Capital shall give Borrower reasonable notice of the time and place of any public sale of any personal property or of the time after which any private sale or other intended disposition of the personal property is to be made. Reasonable notice shall mean notice given in accordance with applicable law, including notices given in the manner and at the times required for notices in a nonjudicial foreclosure.

         SECTION 26.4. WAIVER; ELECTION OF REMEDIES. A waiver by either party of a breach of a provision of this Instrument shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. Election by GE Capital to pursue any remedy shall not exclude pursuit of any other remedy, and all remedies of GE Capital under this Instrument are cumulative and not exclusive. An election to make expenditures or take action to perform an obligation of Borrower shall not affect GE Capital's right to declare a default and exercise its remedies under this Instrument.

         GE Capital's rights and remedies hereunder upon the occurrence of an Event of Default shall include, without limitation, the fullest range and benefit of the rights and remedies made available to a mortgagee pursuant to Minn. Stat. ss. 576.01 and Minn. Stat. ss. 559.17, as said statutes may be amended from time to time. In the event that GE Capital elects to exercise its remedies under said statutes, or any of said remedies, the terms and provisions of said statutes, as amended, governing the exercise of said remedies shall govern, control and take precedence over any contrary terms contained in this Instrument. The exercise by GE Capital of the statutory remedies referenced in this paragraph shall not constitute GE Capital a "mortgagee-in- possession" under Minnesota law, or give rise to any liability which might otherwise attach to GE Capital as a mortgagee-in-possession.

         SECTION 27. SATISFACTION OF MORTGAGE. Upon payment of all sums secured by this Instrument, GE Capital shall execute a satisfaction (or at Borrower's option, an assignment) of this Instrument and shall surrender this Instrument and all notes evidencing Indebtedness secured by this Instrument to the person or persons legally entitled thereto. Such person or persons shall pay GE Capital's costs incurred in connection with satisfaction or assignment of this Instrument.

         SECTION 28. FUTURE ADVANCES. Upon request of Borrower, GE Capital, at GE Capital's option so long as this Instrument secures Indebtedness held by GE Capital, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Instrument when evidenced by promissory notes stating that said notes are secured hereby.

         SECTION 29. USE OF PROPERTY. The Property is not currently used for agricultural, farming, timber or grazing purposes. Borrower warrants that this Instrument is and will at all times constitute a commercial mortgage, as defined under appropriate state law.

         SECTION 30.  IMPOSITION OF TAX BY STATE.

         SECTION 30.1. STATE TAXES COVERED. The following constitute state taxes to which this Section applies:

                  (a) A specific tax upon mortgages or upon all or any part of the indebtedness secured by a mortgage.

                  (b) A specific tax on a mortgagor which the taxpayer is authorized or required to deduct from payments on the indebtedness secured by a mortgage.

                  (c) A tax on a mortgage chargeable against the mortgagee or the holder of the note secured.

                  (d) A specific tax on all or any portion of the indebtedness or on payments of principal and interest made by a mortgagor.

         SECTION 30.2. REMEDIES. If any state tax to which this Section applies is enacted subsequent to the date of this Instrument, this shall have the same effect as an Event of Default, and GE Capital may exercise any or all of the remedies available to it unless the following conditions are met:

                  (a) Borrower may lawfully pay the tax or charge imposed by state tax, and

                  (b) Borrower pays the tax or charge within thirty (30) days after notice from GE Capital that the tax has been levied.

         SECTION 31. ATTORNEYS' FEES. In the event suit or action is instituted to enforce or interpret any of the terms of this Instrument (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal whether or not taxable as costs, or in any bankruptcy proceeding including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses. Whether or not any court action is involved, all reasonable expenses, including but not limited to the costs of searching records, obtaining title reports, surveyor reports, and title insurance, incurred by GE Capital that are necessary at any time in GE Capital's opinion for the protection of its interest or enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the interest rate as provided in the Note. The term "attorneys' fees" as used in the Loan Documents shall be deemed to mean such fees as are reasonable and are actually incurred.

         SECTION 32. GOVERNING LAW; SEVERABILITY. This Instrument shall be governed by the law of the State of Minnesota applicable to contracts made and to be performed therein (excluding choice-of-law principles). In the event that any provision or clause of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note which can be given effect without the conflicting provision, and to this end the provisions of this Instrument and the Note are declared to be severable.

         SECTION 33. TIME OF ESSENCE. Time is of the essence of this Instrument.

         SECTION 34. CHANGES IN WRITING. This Instrument and any of its terms may only be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement subsequently made by Borrower or GE Capital relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.

         SECTION 35. NO OFFSET. Borrower's obligation to make payments and perform all obligations, covenants and warranties under this Instrument and under the Note shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation any setoff, counterclaim, abatement, suspension, recoupment, deduction, defense or other right that Borrower or any guarantor may have or claim against GE Capital or any entity participating in making the loan secured hereby. The foregoing provisions of this Section, however, do not constitute a waiver of any claim or demand which Borrower or any guarantor may have in damages or otherwise against GE Capital or any other person, or preclude Borrower from maintaining a separate action thereon; provided, however, that Borrower waives any right it may have at law or in equity to consolidate such separate action with any action or proceeding brought by GE Capital.

         SECTION 36. WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS THAT EACH PARTY TO THIS INSTRUMENT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF MINNESOTA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.

         BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE

SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

         SECTION 37. MAXIMUM INTEREST CHARGES. Notwithstanding anything contained herein or in any of the Loan Documents to the contrary, in no event shall GE Capital be entitled to receive interest on the loan secured by this Instrument (the "Loan") in amounts which, when added to all of the other interest charged, paid to or received by GE Capital on the Loan, causes the rate of interest on the Loan to exceed the highest lawful rate. Borrower and GE Capital intend to comply with the applicable law governing the highest lawful rate and the maximum amount of interest payable on or in connection with the Loan. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the final maturity date of the Loan or if any prepayment by Borrower results in Borrower having paid or demand having been made on Borrower to pay, any interest in excess of the amount permitted by applicable law, then all excess amounts theretofore collected by GE Capital shall be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, such excess amounts shall be refunded to Borrower), and the provisions of the Note, this Instrument and any demand on Borrower shall immediately be deemed reformed and the amounts thereafter collectible thereunder and hereunder shall be reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and hereunder. The right to accelerate the final maturity date of the Loan does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and GE Capital does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to GE Capital for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the applicable usury ceiling. By execution of this Instrument, Borrower acknowledges that it believes the Loan to be nonusurious and agrees that if, at any time, Borrower should have reason to believe that the Loan is in fact usurious, it will give GE Capital written notice of its belief and the reasons why Borrower believes the Loan to be usurious, and Borrower agrees that GE Capital shall have ninety (90) days following its receipt of such written notice in which to make appropriate refund or other adjustment in order to correct such condition if it in fact exists.

         SECTION 38. MORTGAGE REGISTRY TAX. Borrower agrees to pay upon demand, or upon demand to promptly reimburse GE Capital for the payment of, the amount of the Mortgage Registry Tax payable with respect to and upon the recording of this Instrument in accordance with Minn. Stat. ss.287.05.




                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                             EXECUTION PAGE FOLLOWS]

         IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

         IN WITNESS WHEREOF, Borrower has executed this Instrument or has caused the same to be executed under seal by its duly authorized representative as of the day and year first written above.

                                     BORROWER:

                                     APPLIANCE RECYCLING CENTERS OF
                                     AMERICA, INC., a Minnesota corporation


                                     By:  /s/ Edward R. Cameron
                                          ------------------------------
                                     Print:  /s/ Edward R. Cameron
                                             ---------------------------
                                     Its:  President
                                           -----------------------------

STATE OF MINNESOTA         )
                           ) ss.
COUNTY OF Hennepin         )


         This instrument was acknowledged before me on September 19, 2002 by /s/ Edward R. Cameron as President of Appliance Recycling Centers of America, Inc., a Minnesota corporation, on behalf of said corporation.

                                     /s/ Karen Clare
                                     -------------------------------------------
                                     Notary Public
                                     My commission expires:  1/31/05
                                                             -----------

After recording, return to:          Instrument prepared by:
General Electric Capital Business    Beth M. Ascher, Esq.
Asset Funding Corporation            Kutak Rock LLP
10900 NE 4th Street, Suite 500       1650 Farnam Street
Bellevue, Washington 98004           Omaha, Nebraska 68102-2186
Attention: Real Estate Department    (402) 346-6000
Loan Number: 001-0009840-001

              [EXECUTION/ACKNOWLEDGEMENT PAGE OF MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING]

General Electric Capital Business
Asset Funding Corporation
Loan No.: 001-0009840-001

                                    EXHIBIT A

     (7400 Excelsior Boulevard, St. Louis Park, Hennepin County, Minnesota)

Legal Description:
------------------

Tract D, Registered Land Survey No. 1674, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Being registered land as is evidenced by Certificate of No. 830571.

General Electric Capital Business
Asset Funding Corporation
Loan No.: 001-0009840-001

                                   SCHEDULE 1

     (7400 Excelsior Boulevard, St. Louis Park, Hennepin County, Minnesota)

Permitted Exceptions:

1. Sewer and water easement as granted to the Village of St. Louis Park by Document No. 319583.

2. Electric transmission easement as granted to Northern States Power Company by Document No. 335298.

3. Road and parking easement over the West 33 feet as conveyed to the Village of St. Louis Park by Document No. 431440.

4. Utility easement as granted to the City of St. Louis Park by Document No. 1658485.

5. Memorandum of Access Agreement dated December 11, 1991, filed April 10, 1992 as Document No. 2251595 granting to the Minnesota Pollution Control Agency the right to conduct an environmental investigation etal.

6. Declaration of Restrictions and Covenants filed January 22, 1993 as Document No. 2338916.

7. Affidavit relating to underground storage tank located on land filed as Document No. 2338917.

8. Easement to install, operate and maintain remedial equipment as contained in Document No. 2169545.

9. Resolution No. 89-189 from the City of St. Louis Park filed as Document No. 2072590.

10. All minerals and mineral rights and water power rights reserved by the State of Minnesota in Document No. 429476.